UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2016

CEMTREX, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37464	30-0399914
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

19 Engineers Lane
Farmingdale, New York	11735
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 756-9116

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

Cemtrex, Inc.

December 23, 2016

Item 1.01 Entry into a Material Definitive Agreement.

On December 23, 2016, Cemtrex, Inc. (the “Company”) entered into a dealer-manager agreement with Source Capital Group, Inc. (“Source Capital”) pursuant to which Source Capital will act as exclusive dealer-manager for a subscription rights offering (the “Rights Offering”) by the Company. Pursuant to the Rights Offering, the Company expects to distribute to holders of record of its common stock one subscription right for every two shares of common stock owned as of the record date of December 23, 2016, plus one additional subscription right for any balance of one share held. In the Rights Offering, the Company plans to offer up to an aggregate of 1,500,000 units, each consisting of one share of series 1 preferred stock, paying cumulative dividends at the rate of 10% of the purchase price per year, and two five-year series 1 warrants, upon the exercise of subscription rights at $10.00 per unit, all as set forth in a final prospectus contained in the Company’s registration statement on Form S-1 declared effective by the U.S. Securities and Exchange Commission on December 12, 2016 (the “Prospectus”).

Under the terms and subject to the conditions contained in the dealer-manager agreement, Source Capital will provide marketing assistance and advice to the Company in connection with the Rights Offering. The Company has agreed to pay Source Capital a cash fee equal to 8% of the dollar amount received by the Company from any cash exercise of the subscription rights issued in the Rights Offering, as a 6% commission and a 1.8% non-accountable expense fee, as well as an out-of-pocket accountable expense allowance of 0.2%. The Company has also agreed to indemnify Source Capital and its affiliates against certain liabilities arising under the Securities Act of 1933, as amended. Source Capital will not underwrite any of the securities to be issued in the rights offering and does not make any recommendation with respect to such securities.

A copy of the dealer-manager agreement between the Company and Source Capital is attached as Exhibit 10.1 and incorporated herein by reference. The foregoing description of the dealer-manager agreement is not complete and is qualified in its entirety by reference to Exhibit 10.1.

Item 7.01 Regulation FD Disclosure.

On December 27, 2016, the Company issued a press release announcing the commencement of the rights offering on December 23, 2016 and the determination of the exercise price per share of the series 1 warrants. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information contained in Exhibit 99.1 furnished as an exhibit hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section, and shall not be deemed incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

Item 8.01 Other Events.

The exercise price of the Company’s series 1 warrants has been set at $6.31 per share, representing 115% of the five-day volume weighted average price per share of the Company’s common stock prior to and including the rights offering record date of December 23, 2016.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Dealer-Manager Agreement, dated December 23, 2016, between Cemtrex, Inc. and Source Capital Group, Inc.

99.1	Press Release dated December 27, 2016.

Certain statements contained in this Form 8-K, including all statements other than statements of historical fact, may constitute “forward-looking statements.” In addition to the uncertainty of all forward-looking information, there are specific risks identified in the Prospectus that the Company faces that could cause actual results to be materially different from those that may be set forth in forward-looking statements made by the Company. There also may be additional risks that the Company does not presently know or that it currently believes are immaterial that could also impair its business and results of operations. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. Except as required by federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEMTREX, INC.

Date: December 27, 2016	By:	/s/ Saagar Govil
Saagar Govil
Chairman, President and Chief Executive Officer